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                                                                   EXHIBIT 10.25



AGREEMENTS RELATING TO THE SALE OF ASSETS OF TRADEWAVE DIVISION

                  ASSET PURCHASE AGREEMENT AND TRANSITION PLAN

         THIS ASSET PURCHASE AGREEMENT AND TRANSITION PLAN (the "Agreement") is made and entered into as of April , 1999 by and between Digital Signature Trust Co., a Utah corporation having an office at 1 South Main Street, Salt Lake City, Utah 84111 (the "Buyer" or "DST") and CyberGuard Corporation, a Florida Corporation having an office at 2000 West Commercial Blvd., Fort Lauderdale, FL 33309 (the "Seller" or "CyberGuard").

                                    RECITALS:

       WHEREAS, Seller's TradeWave division ("TradeWave") that is conducted from offices located in Austin, Texas, is engaged in electronic commerce (the "Business"); and

       WHEREAS, Seller desires to sell and Buyer desires to purchase certain of the assets of the Business and the goodwill associated with the Business, as more fully described below; and

       WHEREAS, the parties hereto acknowledge that Seller is engaged in other businesses, including without limitation a computer network security business that is headquartered in Fort Lauderdale, Florida, with other locations throughout the United States of America and in other countries worldwide, and none of the assets of Seller other than those associated with TradeWave are intended to be transferred in connection with this Agreement; and

       WHEREAS, it will not be possible for DST to begin paying employees, contractors and certain recurring expenses for between two (2) weeks and two (2) months after Closing and to provide for a smooth transition of all funding liabilities and to allow DST adequate time to set up its own bank accounts, credit card management services account and transfer of employees and contractors to DST's payroll;

         WHEREAS, Seller and Buyer have the requisite power and authority to consummate the transactions contemplated herein.

       NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and recitals contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. INCORPORATION OF RECITALS. The foregoing recitals are hereby incorporated by reference and made a part of this Agreement. Furthermore, the following agreements and documents are being executed and delivered by and between Seller and Buyer on the date of this Agreement: 1) a Closing Reconciliation Statement ("Closing Statement"); 2) a General Assignment, Conveyance and Bill of Sale ("Bill of Sale"); 3) an Assignment and Assumption Agreement ("Assignment"); 4) a Trademark Assignment ("Trademark Assignment"); 5) an Escrow Agreement; and other certificates and documents delivered in connection with the Closing (collectively, the "Closing Agreements, Certificates and Documents.")




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2. TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES.

2.1      PURCHASED ASSETS.

         (a) Pursuant to the provisions set forth in this Agreement, Seller shall cause to be sold, conveyed, transferred, assigned, and delivered to Buyer, and Buyer shall purchase and acquire, all those tangible and intangible assets of Seller that are described in Schedules 1, 2, 3, 4, 5, and 6 to the Bill of Sale, Schedule 1 to the Assignment, the Trademark Assignment and the goodwill of the Business (collectively, the "Assets").

         (b) At the "Closing" (as defined below in Section 4), all Assets shall be transferred to Buyer free and clear of any and all liens, encumbrances, mortgages, security interests, pledges, claims, equities and restrictions or charges of any kind or nature whatsoever (collectively, "Liens").

              2.2 EXCLUDED ASSETS. It is specifically understood and agreed by the parties hereto that Buyer is not purchasing (a) any assets of Seller other than those associated with TradeWave and more fully described in this Agreement and the documents referenced herein; or (b) with respect to TradeWave's accounts receivable, the account receivable under the MCC Contract #: F33615-94-C-4400.

              2.3 METHOD OF CONVEYANCE. The sale, transfer, conveyance, assignment and delivery of the Assets to Buyer in accordance with Section 2.1 hereof shall be effected on the "Closing Date" (as defined below in Section 4) by Seller's execution and delivery to Buyer of the Bill of Sale, the Assignment and the Trademark Assignment.

              2.4 ASSUMED LIABILITIES. Buyer shall not assume any of the liabilities of Seller or the Business except for (a) obligations arising under the Assignment; (b) any obligations created by Buyer in hiring the employees of the Business, as described in section 2.5 below; (c) Buyer's obligations specifically set forth in this Agreement; and (d) Buyer's obligations specifically described on Schedule 2 to the Assignment.

              2.5 EMPLOYEES AND CONSULTANTS. At the Closing, DST shall offer employment to Tradewave employees and DST shall offer employment or consulting contracts (at Buyer's discretion) to Tradewave consultants ("Offers"). In the event DST does not present the Offers at the Closing, DST will, at the Closing, provide a letter to CyberGuard describing the terms of the Offers and will deliver such Offers within one week from Closing. To ensure a smooth transition and timely completion of Tradewave's obligations herein, the following Tradewave individuals must remain as DST employees or consultants for six months, in the ratios provided below:

--------------------------------------------------------------------------------
At least 5 of the following must     At least 3 of the following must remain for
remain for six months                for six months
--------------------------------------------------------------------------------

Ken Fiduk, Employee                  Russell Martinez, Employee
Chris Britton, Employee              Tommy Ates, Consultant
Carmine Mclaughlin, Employee         Virginia Hern, Employee
John Arisco, Employee                Steven Smith, Consultant
Michael Gray, Employee               Evelyn Marr, Consultant
Cynthia Gardner, Employee            David Dow, Employee

--------------------------------------------------------------------------------

If the number of employees and/or consultants falls below the requirements listed above, DST will be reimbursed by CyberGuard either in cash or by reduction of the escrow fund at the rate of




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$10,000 per employee/consultant, representing the cost of recruiting and training replacements. As an incentive to Tradewave employees to remain with DST, CyberGuard shall allow the remaining unvested CyberGuard stock options of all employees to fully vest if they remain DST employees for six months.

3.     PURCHASE PRICE.

              3.1 PAYMENT OF THE PURCHASE PRICE. The Purchase Price (the "Purchase Price") for the Assets purchased by Buyer hereunder shall be $810,000.00, of which a portion shall be paid to Seller via cashiers or certified check and a portion shall be paid by DST into an escrow account, as such amounts are specifically listed on the Closing Statement.

              3.2 TEXAS SALES TAX. Buyer shall be responsible for the payment of any sales, use or transfer tax applicable to the purchase of the Assets hereunder and the payment of any applicable sales or use tax to the State of Texas or any political subdivision thereof. Seller shall not collect any sales or use taxes at the Closing.

4. CLOSING. Subject to the terms and conditions set forth in this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on April , 1999 or such other date as shall be mutually agreed upon in writing by the parties hereto. The date on which the Closing shall occur is referred to herein as the "Closing Date."

5. REPRESENTATIONS AND WARRANTIES OF SELLER. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby represents and warrants to Buyer as of the Date hereof and as of the Closing Date as follows:

                           5.1 POWER AND AUTHORITY. Seller is a Florida
corporation in good standing. As evidenced by Schedule 5.1, Seller has the power, legal capacity and authority to execute and deliver this Agreement and the other agreements and instruments for which provision is made herein to be executed and delivered by Seller and to perform its obligations under this Agreement and such other agreements and instruments to which it is a party, and no further corporate approval, including shareholder approval, is necessary. This Agreement and such other agreements and instruments constitute valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms. All action on the part of Seller or any other party necessary for the authorization, execution, delivery and performance by Seller of this Agreement will be performed on or prior to the Closing Date including, without limitation, the obtaining of all approvals and consents required for a valid and effective transfer of the Assets; provided, however, that the parties acknowledge that it may be impractical to obtain consents to assignments of all contracts and agreements that are being assigned to Buyer under this Agreement on or before the Closing Date, and the parties agree that as to any such required consent, they will work together after the Closing to obtain such consent.

         5.2 ASSET VALUE. The following financial information accurately reflects the net book value of the Assets listed below as of the dates stated in such documents, and no material change of any kind has occurred in the financial condition, assets, or operation of Seller with regard to these Assets, from the dates stated in such documents to the present time:

       (a)    Current Outstanding Receivables                    $   35,649
       (b)    Unbilled Receivables OASIS Now Due                 $  109,300
       (c)    Unbilled Receivables NSD (Due August)              $  333,333
       (d)    Computer Hardware                                  $  138,638




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       (e)    Computer Software                                  $   34,156
       (f)    Furniture                                          $   14,706

         5.3 LIABILITIES. The following accounting summary accurately reflects the book value of all Liabilities (not including obligations for future payments under Contracts) to be assumed by Buyer as of the dates stated in such documents, and no material change of any kind has occurred in the amounts of such Liabilities, or the operation of Seller with regard to these Liabilities, from the dates stated in such documents to the present time:

Schedule 2 to Assignment Agreement  $   76,690.95

       5.4 TITLE TO ASSETS; SUITABILITY AND MERCHANTABILITY EXCLUDED. Except as identified in Schedule 5.4 to this Agreement, Seller has good and marketable title to all of the Assets and said Assets are not pledged, liened or otherwise encumbered, nor have they been made the subject of any adverse claim or rights or the subject of prior agreement. Seller makes no representation or warranty concerning the merchantability of the assets or suitability of the assets for any particular purpose.

       5.5 CONTRACTS.

                       (a) Buyer will assume all Seller's obligations arising
                           under the contracts and agreements described in the Assignment (the "Contracts"). Each Contract is a legal, valid and binding obligation of the parties thereto and is in full force and effect. Seller has entered into no special contracts with the employees or contractors described in paragraph 2.5 hereof which would materially affect Buyer's obligations to, or relationships with, such employees or contractors. No notice of default has been received and the Contracts are otherwise in good standing.

                       (b) Seller further represents: (i) All material
                           agreements with TradeWave customers that will continue to generate revenues for TradeWave after the Closing, including without limitation an agreement with Nippon Systems Development and the individual agreements relating to OASIS ("Customer Contracts") have been disclosed to DST, and all disclosures that have been made to DST by CyberGuard regarding the Customer Contracts are true and accurate; (ii) Each of the Customer Contracts represent the legal, valid and binding obligation of the parties thereto and are in full force and effect; and (iii) the Customer Contracts are in good standing, there are no outstanding defaults under the Customer Contracts, no event has occurred and no condition or state of facts exists that would cause a material breach, default or event of default under any Customer Contract, or would give to any customer the right to cause a termination or would cause an acceleration of any obligation under any Customer Contract; provided, however that DST acknowledges that CyberGuard has disclosed to DST the status of the completion of the Y2K testing that is required by OASIS.

5.6 SOFTWARE LICENSES. The Software licenses listed in Schedule 2 to the Bill of Sale are held in good standing, and Seller is not in breach nor delinquent in the payment of any fees required to be paid under any of the software licenses listed in Schedule 2 to the Bill of Sale.

5.7  NO VIOLATION.

(a) The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations and the consummation of the transactions contemplated hereunder will not result in





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(I) a violation of any law, statute, rule, regulation, judgment or decree (each, a "Law") of any domestic or foreign court or governmental, administrative or regulatory authority, agency or instrumentality, including without limitation the Securities and Exchange Commission and Florida Division of Securities (each, a "Governmental Authority") applicable to Seller or the Assets; or (II) the creation or imposition of any Lien upon the Assets or constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. (b) To the knowledge of Seller, no litigation, claim, suit, proceeding or investigation, related to the Assets or the Business is pending or threatened
(i) against Seller, or any officer or director of Seller; or (ii) against the Assets.

       5.8 NO CONSENTS. Other than as described on Schedule 5.8 hereto, no consent, approval, authorization or other action by, or filing with, any Governmental Authority (each, a "Governmental Approval") or other third party is required to be obtained or made by Seller in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein to which Seller is a party and the consummation by Seller of the transactions contemplated hereby.

       5.9 Y2K COMPATIBILITY.

       (a) Seller has made necessary modifications to the existing code in its Trade VPI suite of PKI proxy software and Seller believes the Trade VPI product line is now Y2K-Compliant,

       (b) Seller has purchased upgrades to some third-party software that when installed will be Y2K-compliant, namely Sybase version 11.0.3 and Remedy version 4.0; and

       (c) In order to test and verify Y2K compliance, Seller has adopted a Y2K / T-Cert Release Plan set forth in Schedule 12.

6. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

   6.1 POWER AND AUTHORITY. Buyer has the power, legal capacity and authority to execute and deliver this Agreement and the other agreements and instruments for which provision is made herein to be executed and delivered by Buyer and to perform its obligations under this Agreement and such other agreements and instruments to which it is a party. This Agreement and such other agreements and instruments constitute valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms. All action on the part of Buyer or any other party necessary for the authorization, execution, delivery and performance by Buyer of this Agreement will be performed on or prior to the Closing Date.

   6.2 NO VIOLATION OR LITIGATION. The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations and the consummation of the transactions contemplated hereunder will not result in a violation of any Law of any Governmental Authority applicable to Buyer. No litigation related to the Assets is pending against Buyer or the Assets which: (I) seeks to prevent or delay the consummation of the transactions contemplated by this Agreement, (II) challenges any of the terms or conditions of such transactions, or (III) seeks damages in connection therewith.

   6.3 NO CONSENTS. No Governmental Approval or other third party consent, approval or authorization is required to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein to which Buyer is a party and the consummation by Buyer of the transactions contemplated hereby and thereby.

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7. CONDITIONS TO CLOSING.

   7.1 CONDITIONS TO THE OBLIGATION OF BUYER. The obligation of Buyer to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all the following conditions, any one or more of which may be waived in whole or in part by Buyer in its sole discretion:

        (a) Seller shall have complied with all of the respective covenants and agreements contained herein, and all of the representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date as if made anew on and as of the Closing Date.

        (b) Buyer shall have received the following documents, in each case in form and substance reasonably satisfactory to Buyer and its counsel: (I) the Closing Agreements, Certificates and Documents shall have been executed and delivered by Seller; and (II) Copies of all contracts and agreements to be assumed by Buyer and all other contracts that are in force by and between Seller and any other third party which relates to the Assets being purchased.

        (c) No Litigation shall be pending or threatened and no order, injunction or decree shall have been entered by any Governmental Authority which in Buyer's sole discretion would prohibit, restrict or delay consummation of the transactions contemplated by this Agreement.

        (d) All consents and approvals of third parties which are required to consummate the transactions contemplated herein shall have been obtained and delivered to Buyer. From the date hereof until the Closing Date, there shall have occurred no adverse changes or events which singularly or as whole would have a material adverse effect on the Business or the Assets.

        (e) Buyer shall have received from Coast Business Credit the complete release of all its liens and security interests on the Assets.

   7.2 CONDITIONS TO THE OBLIGATION OF SELLER. The obligation of Seller to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all the following conditions, any one or more of which may be waived in whole or in part by Seller in its sole discretion.

        (a) Buyer shall have complied with all of the respective covenants and agreements contained herein, and all of the representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date as if made anew on and as of the Closing Date.

        (b)  Seller shall have been paid the Purchase Price as provided in
             Section 3 of this Agreement. The Closing Agreements, Certificates and Documents shall have been executed and delivered by Buyer.

        (c) No Litigation shall be pending or threatened and no order, injunction or decree shall have been entered by any Governmental Authority which in Seller's sole discretion would prohibit, restrict or delay consummation of the transactions contemplated by this Agreement.

        (d) Buyer shall have offered employment to Seller's employees, and employment or consulting contracts at Buyer's discretion to Seller's consultants, as described in Section 2.5.

        (e) All consents and approvals of third parties which are required to consummate the transactions contemplated herein shall have been obtained, including, without limitation, the consent to the Closing and the release of the lien from Coast Business Credit.

   8. RISK OF LOSS. Prior to the Closing, the risk of loss of, damage to, or destruction of the Assets shall remain with Seller. On and after the Closing Date, the risk of loss of, damage to, or destruction of the Assets shall be with Buyer.





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   9.   FURTHER ASSURANCES. Seller shall, from time to time after the Closing, upon the request of Buyer, execute, acknowledge and deliver all such further assignments, transfers, conveyances, assurances and other documents as may be required to transfer to and to vest in Buyer all right, title and interest of Seller in and to the Assets and the Business and to protect the right, title and interest of Buyer in and to the Assets and the Business.

   10. NOTICES. Notices required or permitted hereunder will be effective if delivered by (a) certified mail, return receipt requested, or (b) hand delivery or overnight courier, to the address given below:

   If to Buyer:                         Digital Signature Trust Co.
                                        1 South Main Street, 11th Floor
                                        Salt Lake City, UT 84111
                                        Fax:  801-594-8258
                                        Attention:  Legal Department

   If to Seller:                        CyberGuard Corporation
                                        2000 West Commercial Blvd., Suite 200
                                        Fort Lauderdale, FL 33309
                                        Fax:  954-958-3853
                                        Attention: Legal Department

   All notices delivered hereunder shall be marked "PERSONAL AND CONFIDENTIAL." Any party may change the address or number to which notices are to be addressed by giving the other party notice in the manner herein set forth. Any notice given in accordance with the requirements of this Section shall be deemed to have been received when delivered by overnight courier or by facsimile transmission, if confirmation of receipt is provided by the party to be charged with notice, or, if mailed, on the third business day following the date upon which such notice shall have been deposited in the U.S. mails, prepaid, return receipt requested.

   11.  TRANSITION PLAN

        11.1 Term. The term of this Transition Plan shall be for two (2) weeks from the date hereof ("Term"). The Term will be automatically extended if DST has not been able to set up its own bank accounts, credit card management services account and transfer of employees and contractors to DST's payroll before two (2) weeks from the date hereof, but without the mutual written consent of both parties to this Agreement, it shall not be extended beyond six (6) weeks from the end of the initial two (2) week Term. In the event that Buyer fails to completely transfer all operations related to Buyer's purchase of TradeWave within eight (8) weeks from the date hereof, Seller shall have no further responsibility to make any disbursements on behalf of Buyer.

        11.2 CyberGuard's Responsibilities. CyberGuard agrees to provide, on behalf of DST, the following:

             (a) payments for all CyberGuard's personnel and contractors who agree to become DST's employees ("Personnel" and "Contractors", respectively), including Personnel payroll, 401k contributions, insurance payments, vacation accruals, as such items and amounts are more specifically listed on SCHEDULE 11.2, entitled TradeWave Operating Costs and attached hereto;

             (b) payment for travel expenses for Personnel and Contractors;




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             (c) payment for recurring operating expenses, as such items and amounts are more specifically listed on SCHEDULE 11.2 attached hereto;

             (d) credit card processing and management services;

             (e) invoices to DST, with supporting documentation, for all
                 CyberGuard's expenditures on behalf of DST arising from this Agreement;

             (f) payment for software licenses or software upgrades and toolkits
                 ("Upgrades") that are reasonably necessary to complete the T-Cert/Y2K Release Plan. A list of the current and expected Upgrades and payments for Upgrades is described on Schedule
                 11.2 hereto;

             (g) payments for such other expenses as are reasonably necessary to fund the operation of TradeWave.

       11.3      DST's Responsibilities. DST hereby agrees to:

             (a) reimburse CyberGuard for one hundred percent (100%) of
                 CyberGuard's payments made and expenses incurred in connection with Section 11.2 of this Agreement, plus five percent (5%) processing fee, within seven (7) days from the date of CyberGuard's invoices to DST;

             (b) DST will take no actions that will increase CyberGuard's obligations set forth in Section 11.2 of this Agreement; and

             (c) DST will use its best efforts to take all actions necessary to complete the transfer of TradeWave to DST, including without limitation, establishing bank accounts, establishing a credit card management service account, establishing the employees and contractors of TradeWave as employees and contractors of DST (including completion of any payroll and insurance matters) and the transfer of the payment responsibilities for TradeWave's recurring operating expenses to DST.

12. Y2K T-CERT RELEASE PLAN. Both parties agree to the terms and deadlines described in the T-Cert/Y2K Release Plan attached hereto and incorporated by reference herein as Schedule 12.

13. NON-SOLICITATION. For a period of two (2) years from the date hereof, CyberGuard shall not (and shall not allow its then current employees to)
     (i) encourage, induce, attempt to induce, solicit or attempt to solicit (on the CyberGuard's behalf or on behalf of any other person or entity) anyone who is employed at the time, or was employed during the previous three months, by the DST or any of the DST's subsidiaries, to leave his or her employment with DST or any of DST's subsidiaries; or (ii) solicit the business of any customers or prospective customers of TradeWave as of the date hereof with respect to certificate authority business as it relates to electronic commerce.

14. NON-COMPETITION. CyberGuard hereby agrees that for a period of two (2) years following the date hereof neither CyberGuard nor any of its subsidiaries, whether acting individually or through any joint venture or one or more third parties, shall own, manage, operate, control or engage in the ownership, management, operation or control of or have any interest in, as a majority stockholder, partner or otherwise, any business, entity or enterprise that engages in or manages a certificate authority business as it relates to electronic commerce; provided, however, in the event of a merger, acquisition of substantially all assets of CyberGuard or similar transaction between CyberGuard and a third party whose majority business is in the area of public key infrastructure, this Section 14 shall be deemed void and of no further force or effect.






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15.  GOVERNING LAW. The validity, interpretation and performance of this
     Agreement will be determined in accordance with the laws of the State of Texas applicable to contracts made and to be performed wholly within the state.

16. COUNTERPARTS.This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together shall constitute one and the same instrument. The parties agree that signatures transmitted by facsimile shall for all purposes be considered as effective as original executed documents delivered in person.

17. CAPTIONS; GENDER; REFERENCES. The headings, subheadings and captions in this Agreement and in any appendix, exhibit or schedule hereto are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the use of masculine pronouns shall be deemed to include feminine and neuter pronouns, as appropriate. References in this Agreement to sections, subsections, schedules or exhibits are to sections, subsections, schedules or exhibits in or to this Agreement unless otherwise stated. Unless explicitly stated to the contrary, words such as "hereof", "herein", "hereunder" and words of similar meaning shall refer to this Agreement as a whole and not to any particular section or subsection.

18. ENTIRE AGREEMENT; AMENDMENTS, ETC. This Agreement, together with the Closing Agreements, Certificates and Documents, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, agreements, arrangements and understandings, written or oral, relating to the subject matter of this Agreement. No amendment or modification of, or any waiver of any provision of, this Agreement shall be effective against a party unless set forth in a writing signed by such party.

19. ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits, reasonable attorneys' fees including attorneys' fees for any appeal and costs incurred in bringing such suit or proceeding.

20. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES; ASSIGNMENT; SEVERABILITY. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to, and shall not be construed to, create any rights as a third-party beneficiary or otherwise in favor of any person or entity who is not a party to this Agreement or a successor or permitted assign of a party to this Agreement. No party hereto shall assign this Agreement without the other party's prior written consent. If any provision of this Agreement is held to be unenforceable, invalid or void to any extent for any reason, that provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability and validity of the remaining provisions of this Agreement shall not be affected thereby.

21.  INDEMNIFICATION.

     a. INDEMNIFICATION OF BUYER BY SELLER. Seller hereby agrees to indemnify Buyer for any and all losses, claims, damages, taxes (of any nature), expenses (including costs of investigations and reasonable legal fees and expenses at trial or an appeal and without initiation of suit) or other liabilities which arise out of or result from 1) the negligent or fraudulent conduct or actions of Seller prior to Closing that result in any claims against




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        or damages to Buyer, including but not limited to the issuance of digital certificates that are found to be issued as the result of either negligence of fraud, or 2) any misrepresentation or breach of any warranty, representation or covenant of Seller made in this Agreement. Additionally, Buyer and Seller agree that errors and omissions insurance coverage will be carried by Seller sufficient to cover any claim or loss arising out of conduct engaged or alleged to have been engaged in by Seller, its shareholders, officers, agents and employees, before the date of Closing.

     b. INDEMNIFICATION PROCEDURE. If any action is commenced against, or claim is made by Buyer under the indemnification provisions of this Indemnification Agreement, Buyer shall give notice to Seller thirty (30) days following Buyer's knowledge thereof. To the extent that failure to give such notice unduly prejudices Seller and causes additional damages to be incurred, Seller shall not be liable for such additional damages or to the extent it is actually prejudiced. Except for the reduction in liability set forth in the previous sentence, the failure to give such notice will not relieve Seller from any liability which it may otherwise have to Buyer whether arising hereunder or otherwise. With respect to each such notice, Seller shall immediately retain counsel reasonably satisfactory to Buyer and take such other actions as are necessary to defend Buyer or to discharge the indemnity obligations hereunder. Buyer and Seller shall participate in all decisions regarding the defense of any action to be taken concerning the indemnified obligations or the discharge thereof. If Seller fails to notify Buyer within thirty (30) days of receipt of Buyer's notice that Seller must retain counsel and take such other actions as are necessary, Buyer may, at its option, conduct such defense at the expense of Seller and Seller shall pay on demand any amounts owed hereunder to Buyer.

     c. INDEMNIFICATION OF SELLER BY BUYER. Buyer hereby agrees to indemnify Seller for any and all losses, claims, damages, taxes (of any nature), expenses (including costs of investigations and reasonable legal fees and expenses at trial or an appeal and without initiation of suit) or other liabilities which arise out of or result from 1) customer, employee or vendor claims that arise from Buyer's failure to perform its obligations after the Closing, or 2) any misrepresentation or breach of any warranty, representation or covenant of Buyer made in the Agreement.

     d. INDEMNIFICATION PROCEDURE. If any action is commenced against or claim is made by Seller under the indemnification provisions of this Agreement, Seller shall give notice to Buyer thirty (30) days following Seller's knowledge thereof. To the extent that failure to give such notice unduly prejudices Buyer and causes additional damages to be incurred, Buyer shall not be liable for such additional damages or to the extent it is actually prejudiced. Except for the reduction in liability set forth in the previous sentence, the failure to give such notice will not relieve Buyer from any liability which it may otherwise have to Seller whether arising hereunder or otherwise. With respect to each such notice, Buyer shall immediately retain counsel reasonably satisfactory to Seller and take such other actions as are necessary to defend Seller or to discharge the indemnity obligations hereunder. Seller and Buyer shall participate in all decisions regarding the defense of any action to be taken concerning the indemnified obligations or the discharge thereof. If Buyer fails to notify Seller within thirty
        (30) days of receipt of Seller's notice that Buyer must retain counsel and take such other actions as are necessary, Seller may, at its option, conduct such defense at the expense of Buyer and Buyer shall pay on demand any amounts owed hereunder to Seller.

     e. SETTLEMENT. For the purposes of this Section 21 of this Agreement, the party (either Buyer or Seller) that provides indemnification shall be the "Indemnifying Party" and the party receiving indemnification shall be the "Indemnified Party". An Indemnifying Party may, without the consent of the Indemnified Party, settle or compromise any action or consent to the entry of any judgment which includes as an unconditional term thereof the delivery of the claimant or plaintiff to the Indemnified Party of a duly executed written release of the Indemnified Party from all liability in respect of such action, which release shall be reasonably satisfactory in form and substance to counsel for the Indemnified Party; provided, however, that the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner that, in the reasonable judgment of the Indemnified Party or its counsel, would materially and adversely affect the Indemnified Party.

     f. TERMINATION. The right of an Indemnified Party to seek Indemnification under this Section 21 of this Agreement shall survive until October 22, 2000. If either party intends to make a claim for indemnification against the other, notice of such claim must be received by the Indemnifying Party no later than 5:00 PM, Austin, TX time, on October 22, 2000. After October 22, 2000, this Indemnification Agreement shall continue in effect only with respect to matters for which notice of a claim for indemnification has been received by the Indemnifying Party on or prior to October 22, 2000.

22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The various representations and warranties of the parties contained in this Agreement shall survive the Closing until October 22, 2000.

       IN WITNESS WHEREOF, each of the parties has caused this Asset Purchase Agreement and Transition Plan to be duly executed and delivered as of the date first above written.

CyberGuard Corporation                       Digital Signature Trust Co.

By:                                          By:
   ------------------------------               ------------------------------
Name:                                        Name:
     ----------------------------               ------------------------------
Title:                                       Title:
   ------------------------------               ------------------------------


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment") is made, entered into and effective as of April ___, 1999, by and between CYBERGUARD CORPORATION, a Florida corporation having an office at 2000 West Commercial Blvd., Fort Lauderdale, FL 33309 ("Assignor") and DIGITAL SIGNATURE TRUST CO., a Utah corporation having an office at 1 South Main Street, Salt Lake City, Utah ("Assignee").

       WHEREAS, both parties hereto agree that the "Business" shall mean Assignor's division known as TradeWave that is engaged in electronic commerce and conducted out of Austin, Texas. Both parties further acknowledge that Assignor's computer network security business and its assets are located in Fort Lauderdale, Florida and other locations throughout the United States of America and in other countries worldwide, and none of those assets are intended to be transferred in connection with the transaction between Assignor and Assignee; and

       WHEREAS, as of the date hereof, Assignor has conveyed to Assignee certain of the assets owned by Assignor and associated with or employed in the Business (collectively, the "Assets").

       WHEREAS, in connection with such conveyance, Assignor has agreed to assign to Assignee all of its respective right, title and interest in, to and under certain contracts, agreements and other intangible personal property relating to or included within the Assets.

       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

       1. ASSIGNMENT. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's interest in, to and under those contracts and agreements relating to the Business described on SCHEDULE 1 attached hereto (collectively, the "Contracts").

       2. ASSUMPTION OF OBLIGATIONS. Assignee hereby accepts the assignment from Assignor of the Contracts, and assumes and agrees to pay, perform and/or discharge in accordance with their terms (i) the Contracts; and (ii) any such other liabilities of Assignor which Assignee has elected in writing to assume as described on SCHEDULE 2 attached hereto.

       3. OTHER LIABILITIES EXCLUDED. The parties acknowledge and agree that except, as and to the extent provided in Section 2 hereof, Assignee is not assuming, nor under any circumstances shall Assignee be obligated to pay, assume or be responsible for (nor shall any of the Assets be or become liable for or subject to) any other of Assignor's leases, contracts, agreements, liabilities, indebtedness or obligations; and any and all other liabilities and obligations of Assignor (whether by contract, lease or agreement or otherwise) are specifically excluded and excepted from the liabilities and obligations to be assumed by Assignee hereunder. Assignor hereby confirms that Assignee is not assuming any liability arising from a contract between CyberGuard and IBM.

       4. COOPERATION. Each of Assignor and Assignee agree to execute such other documents and take such other actions as may be reasonably necessary or desirable to confirm or effectuate the assignments and assumptions contemplated hereby.

       5. BENEFIT; PURPOSE; MODIFICATION; LAW. This Assignment shall inure to the benefit of and be binding upon Assignee, Assignor, and their respective legal representatives, successors and assigns. The sole purposes hereof are to assign certain rights to Assignee and to relieve Assignor of certain liabilities and obligations and not to create third-party beneficiary rights. Therefore, this Assignment may be modified by a writing signed by Assignee and Assignor without the consent of any third party. This Assignment shall be construed and governed in accordance with the laws of the State of Texas without any reference to its conflicts of law provisions.

       IN WITNESS WHEREOF, the parties have entered into this Assignment as of the date first written above.

                                             CYBERGUARD CORPORATION

                                             By
                                                ----------------------------

                                             Title:
                                                   -------------------------
                                                         ("Assignor")


                                             DIGITAL SIGNATURE TRUST CO.


                                             By:
                                                ----------------------------

                                             Title:
                                                   -------------------------
                                                          ("Assignee")







STATE OF _______________)

COUNTY OF_____________)

       The foregoing instrument was acknowledged before me this ______ day of ___________1999, by ___________________________, as ______________________ of
CyberGuard Corporation, a Florida corporation.

My Commission Expires: ___________________


                                            ------------------------------
                                                      NOTARY PUBLIC

STATE OF _______________)

COUNTY OF_____________)

       The foregoing instrument was acknowledged before me this ________ day of __________1999, by _______________________, as _______________________ of
Digital Signature Trust Co., a corporation.

My Commission Expires: ______________________


                                            ------------------------------
                                                      NOTARY PUBLIC

                 GENERAL ASSIGNMENT, CONVEYANCE AND BILL OF SALE

         THIS GENERAL ASSIGNMENT, CONVEYANCE AND BILL OF SALE ("Bill of Sale"), is made and entered into as of April ____, 1999, by and between CYBERGUARD CORPORATION, a Florida corporation having an office at 2000 West Commercial Blvd., Fort Lauderdale, FL 33309 ("Assignor") and DIGITAL SIGNATURE TRUST CO., a Utah corporation having an office at 1 South Main Street, Salt Lake City, Utah ("Assignee").

         WHEREAS, This Bill of Sale is being delivered to Assignee in connection with the transaction for the sale of assets of CyberGuard's TradeWave division ("TradeWave") to Assignee; and

         WHEREAS, both parties hereto agree that the "Business" shall mean Assignor's division known as TradeWave that is engaged in electronic commerce and conducted out of Austin, Texas. Both parties hereto further acknowledge that Assignor's computer network security business and its assets are located in Fort Lauderdale, Florida and other locations throughout the United States of America and in other countries worldwide, and none of those assets are intended to be transferred in connection with the transaction between Assignor and Assignee; and

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Assignor hereby assigns, transfers and conveys unto Assignee, its successors and assigns forever, the following assets and properties relating to the Business:

         (a) all tangible personal property, including, but not limited to, all computer hardware, equipment, furniture and supplies, that are located in Austin, Texas at the Assignor's TradeWave division facilities and that are used in the operation and support of the Business as of the date hereof, those items more specifically described on SCHEDULE 1, attached hereto;

         (b) all computer software (including object code and source code, in machine readable and listing form), operating systems, application programs and program documentation, routines and subroutines, directories, databases, hyperlinks, screen displays, user interfaces and machine interfaces, system documentation (including internal documentation, documentation made available to customers and training materials), all rights to other related technology including, without limitation, all algorithms, tradenames, trademarks, service marks, registered or unregistered, including applications and registrations therefor, and other related intellectual property rights, utilized by Assignor in connection with the development, operation and support of TradeWave as of the date hereof, including, without limitation, those items more specifically described on SCHEDULE 2 attached hereto;

         (c) the names "TradeWave" and any variants thereof and all tradename applications, trademarks, trademark applications, service marks, service mark applications and logos (each whether registered or unregistered, national or international), domain names, export permits, advertising and artwork related thereto, relating to those names more specifically described on SCHEDULE 3 attached hereto;

         (d) all contracts, agreements, lease agreements, service agreements, customer agreements, consulting agreements, that are specifically described on SCHEDULE 4 attached hereto; and

         (e) all marketing lists, advertising lists and mailing lists (including, without limitation, electronic or "e-mail" lists) used in connection with the Business, as described on SCHEDULE 5 attached hereto; and

         (f)      all accounts receivables that are specifically described on
                  SCHEDULE 6 attached hereto.

          Assignor hereby constitutes and appoints Assignee its true and lawful attorney, with full power of substitution, in the name of Assignor or otherwise, and on behalf and for the benefit of Assignee: (a) to demand and receive from time to time any and all of the transferred assets and properties; (b) to give receipts and releases for or in respect of the same or any part thereof; (c) to collect for their account all items transferred hereunder; (d) to endorse checks and other instruments; (e) to institute and prosecute, from time to time, in the name of Assignor or otherwise, any and all actions, suits and proceedings which Assignee deems proper to collect, assert or enforce any claim, title, right, debt, note or actions, suits or proceedings with respect to the transferred properties; and (f) to execute such other documents and take such other action as may be necessary from time to time to carry out this Bill of Sale. Assignor hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable.

         Assignor covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver any and all other acts, deeds, assignment, transfers, conveyances, powers of attorney or other instruments that Assignee reasonably deems necessary or proper to carry out the assignment and conveyance intended to be made hereunder.

         This Bill of Sale shall be binding upon and inure to the benefit of Assignor and Assignee and their successors and assigns. This Bill of Sale may be modified only by a writing signed by both parties hereto. This Bill of Sale shall be construed and governed in accordance with the laws of the State of Texas without any reference to its conflicts of law provisions.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale effective as of the date first above written.

                                             CYBERGUARD CORPORATION

                                             By:___________________________

                                             Title:_________________________
                                                        ("Assignor")

                                             DIGITAL SIGNATURE TRUST CO.

                                             By:___________________________

                                             Title:_________________________
                                                          ("Assignee")

STATE OF _______________)
COUNTY OF_____________)


         The foregoing instrument was acknowledged before me this ________ day of _______________________1999, by _____________________________________,as
_____________________________________ of CyberGuard Corporation, a Florida
Corporation.

My Commission Expires:

                                    ------------------------------
                                    NOTARY PUBLIC




STATE OF _______________)
COUNTY OF_____________)

       The foregoing instrument was acknowledged before me this ________ day of __________1999, by _______________________, as _______________________ of
Digital Signature Trust Co., a corporation.


My Commission Expires: ______________________



                                    -----------------------------
                                    NOTARY PUBLIC



                                ESCROW AGREEMENT

                  This Escrow Agreement (this "AGREEMENT") is entered into as of April ____, 1999 (the "EFFECTIVE DATE"), by and among Digital Signature Trust Company a Utah corporation ("DST"), and CyberGuard Corporation, a Florida corporation ("CYBERGUARD"), and Union Bank as escrow agent (the "ESCROW AGENT").

                  A. DST and CyberGuard have entered into an Asset Purchase Agreement dated as of the date hereof (the "ASSET PURCHASE AGREEMENT") pursuant to which DST will acquire certain assets of CyberGuard's TradeWave Division ("TradeWave") from CyberGuard.

                  B. Pursuant to the Asset Purchase Agreement, a payment of a certain amount of cash is to be made by DST to CyberGuard (the "CASH PAYMENT").

                  C. The Asset Purchase Agreement provides for Four Hundred Five Thousand Dollars ($405,000.00) of the Cash Payment (the "ESCROW FUNDS") to be withheld by DST and placed in an escrow account (the "ESCROW ACCOUNT").

                  D. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Funds will be deposited, held in, and disbursed from the Escrow Account.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. ESCROW. On the Effective Date, DST will deposit the Escrow Funds with the Escrow Agent, who will hold them in escrow until required to be released pursuant to Sections 2 or 4 hereof. The Escrow Agent agrees to accept delivery of the Escrow Funds and to hold such Escrow Funds in escrow subject to the terms and conditions of this Agreement.

                  2. DEPOSIT OF ESCROW FUNDS; RELEASE FROM ESCROW; INVESTMENTS

                           (a) DELIVERY OF ESCROW FUNDS. On the Effective Date
the Escrow Funds will be delivered by DST to the Escrow Agent in the form of a check or wire transfer in the amount of Four Hundred Five Thousand Dollars ($405,000.00) and the Escrow Agent shall deposit the Escrow Funds in a separate escrow account with the Escrow Agent. The Escrow Funds shall be maintained in such account until the release of the Escrow Funds in accordance with Sections 2 or 4 hereof.

                           (b) TERMINATION OF ESCROW. On September 30, 1999 (the
"FINAL RELEASE DATE"), the Escrow Agent will deliver the Escrow Funds to CyberGuard less (A) any Escrow Funds delivered to DST in accordance with Section 4 hereof in satisfaction of Claims and (B) any Escrow Funds subject to possible delivery to DST in accordance with Section 4 hereof with respect to any then pending but unresolved Claims of DST, subject to the Escrow Agent's receipt of written instructions from DST and CyberGuard as provided in Section 2(c) below. Any Escrow Funds held as a result of clause (B) will be delivered to CyberGuard or DST (as appropriate) promptly upon resolution of each specific Claim involved pursuant to Section 4.

                           (c) RELEASE OF ESCROW FUNDS. The Escrow Funds will be
held by the Escrow Agent until released pursuant to Section 2(b) above or
Section 4, below. On the Final Release Date (in the case of Section 2(b)) or after the applicable release condition is met (in the case of Section 4), as the case may be, the Escrow Agent will deliver to CyberGuard the amount of Escrow Funds to be released on such date as identified by CyberGuard to the Escrow Agent in writing (in the case of Section 2(b)) or as identified in the Notice of Completion (in the case of Section 4 (d) ) or as identified in the applicable Notice of Claim (in the case of Section 4(a)) or in the final decision of litigation or arbitration, as applicable (in the case of Section 4(b)) received by the Escrow Agent, as the case may be. Such delivery will be in the form of a check or wire transfer issued in the name of CyberGuard. DST and CyberGuard undertake to deliver a timely written notice to Escrow Agent identifying the amount of Escrow Funds to be released at such time.

                           (d) POWER TO TRANSFER ESCROW FUNDS. The Escrow Agent
is hereby granted the power to effect any transfer of Escrow Funds contemplated by this Agreement. DST and CyberGuard will cooperate with the Escrow Agent in promptly effecting such transfers.

                           (e) INVESTMENT OF ESCROW FUNDS. The Escrow Agent
shall invest the funds held in the Escrow Account in a money market account selected by Escrow Agent. All interest or any other income earned with respect to such investment shall be allocated and paid to CyberGuard and shall not constitute part of the Escrow Funds.

                  3. NOTICE OF CLAIM. If DST wishes to assert a claim against the Escrow Funds, it shall deliver one or more written notices (each, a "Notice of Claim") before the Final

Release Date to CyberGuard with a copy to the Escrow Agent, specifying with reasonable particularity (to the extent that the information is available):

                           (a) the factual basis for the Claim; and

                           (b) the amount of the Claim, if known, or if not
known, DST's good faith estimate of the reasonably foreseeable maximum amount of the alleged damages arising from such Claim (the "ESTIMATED DAMAGES"), the basis thereof and documentation supporting same.

Notices of Claim may be sent for any of the reasons described in section 4 (c) of this Agreement.

                  4. RESOLUTION OF NOTICE OF CLAIM AND TRANSFER OF ESCROW FUNDS. Any Notice of Claim received by CyberGuard and the Escrow Agent, will be resolved as follows:

                           (a) UNCONTESTED CLAIMS. In the event that CyberGuard
does not either (i) contest a Notice of Claim in writing to the Escrow Agent and DST or (ii) pay the amount demanded (as certified by CyberGuard to the Escrow Agent in writing), all within 30 days after Notice of Claim was received by the Escrow Agent and CyberGuard (an "UNCONTESTED CLAIM"), then the Escrow Agent will promptly pay to DST that amount of Escrow Funds equal to the amount of the Claim and/or Estimated Damages specified in the Notice of Claim and will notify CyberGuard of such transfer.

                           (b) CONTESTED CLAIMS. In the event that CyberGuard
delivers written notice contesting all, or a portion of, a Notice of Claim to DST and the Escrow Agent within the 30-day period provided above, and if the matters that are the subject of the Claims are not resolved by CyberGuard and DST within ten (10) business days thereafter, then such claims will be settled by binding arbitration which will be conducted as provided in Section 5 herein. Any portion of the Notice of Claim that is not contested will be resolved as set forth above in Section 4(a). The final decision of the arbitrator will be furnished to the Escrow Agent, CyberGuard and DST in writing and will constitute a conclusive determination of the issue in question, binding upon CyberGuard and DST. After receipt by the Escrow Agent of written notice that the Notice of Claim is contested by CyberGuard, the Escrow Agent will continue to hold in the Escrow Account, Escrow Funds sufficient to cover such Claim (and Estimated Damages, if any) (notwithstanding the expiration of the Final Release Date) until (i) execution, and delivery to the Escrow Agent, of a settlement agreement by DST and CyberGuard setting forth a resolution of the Notice of Claim, or (ii) receipt by the Escrow Agent of a copy of the final award of the arbitrator or court, as the case may be, together with a written certificate from DST or CyberGuard certifying that the same is a true, accurate and complete copy of a final decision, award or settlement of such Notice of Claim pursuant to this
Section 4(b).

                           (c) BASIS FOR CLAIMS. DST AND CYBERGUARD AGREE THAT
DST MAY ASSERT A CLAIM AGAINST THE ESCROW FUNDS FOR ANY OF THE FOLLOWING
REASONS:

                           (i) NSD PAYMENT. If DST has not received payment of
                               at least $330,000 from NSD, a customer of CyberGuard's TradeWave Division, on or before the Final Release Date, then DST shall have a claim against the Escrow Funds in the amount of the difference between the amount received from NSD and $330,000.

                           (ii) COMPLETION OF WORK. Section 12 of the Asset
                                Purchase Agreement requires that certain licensing, Y2K testing and development, T-CERT product development and certain localization work for NSD be completed by the former TradeWave Division of CyberGuard before the Escrow Funds be released to CyberGuard (the "Work"). If Work is completed on or before the final date required by OASIS for Y2K testing schedule requirements ("OASIS Required Date"), then there shall be no reduction in the amount of the Escrow Funds to be paid to CyberGuard under this Section 4 (c) (ii). If the Work is not completed by the OASIS Required Date, then for each two (2) week delay in the completion of the Work, DST shall be paid $40,500 of the Escrow Funds. In addition, if a delay in any of the Work results in significant impairment of TradeWave customer relationships, DST will have the right to assert a Claim for such damage, with the amount of such Claim either to be agreed to by CyberGuard or to be subject to arbitration as required under Section 5 of this Agreement.

Other than as set forth above in this Section 4 (c) there shall be no other basis for Claims by DST against the Escrow Funds.

                  (d) NOTICE OF COMPLETION. Upon completion of the Work and the receipt by DST of at least $330,000 from NSD as described in Section 4 (c) (ii) above, CyberGuard shall have the right to send DST and the Escrow Agent a notice that there are no possible Claims remaining against the Escrow Funds by DST and, therefore, CyberGuard should be paid the remaining amount of the Escrow Funds ("Notice of Completion"). In the event that DST does not contest the Notice of Completion in writing to the Escrow Agent and CyberGuard within fifteen (15) days after a Notice of Completion has been received by the Escrow Agent and DST, then the Escrow Agent will promptly pay to CyberGuard the full amount of Escrow Funds remaining in the Escrow Account.

                  5. ARBITRATION. DST and CyberGuard agree that they shall use best reasonable efforts to settle amicably disagreements arising from or in connection with this Agreement. To this effect, following notice of either to the other (with copy to the Escrow Agent) of a disagreement, which shall include any failure to agree upon a matter to be agreed upon (a "DISPUTE") the parties hereto shall consult and negotiate with one another in good faith an understanding to reach a just and equitable solution. If those attempts fail after a period of ten (10) Business Days from the time the parties have been notified of the Dispute, then every such Dispute shall be settled by arbitration in accordance with the commercial arbitration rules of American Arbitration Association then in effect. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in a judicial proceeding instituted to resolve the Dispute.

                           (a) SELECTION OF ARBITRATOR. The American Arbitration
Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with the relevant state contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American

Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as arbitrator.

                           (b) PAYMENT OF COSTS. DST and CyberGuard will bear
the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. DST and CyberGuard shall pay in equal proportions all costs and expenses of the Escrow Agent in connection with any arbitration.

                           (c) BURDEN OF PROOF. For any Dispute submitted to
arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                           (d) AWARD. Upon the conclusion of the arbitration
proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                           (e) TERMS OF ARBITRATION. The arbitrator chosen in
accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                           (f) EXCLUSIVE REMEDY. Except as specifically
otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy to DST or CyberGuard for any Dispute arising out of this Agreement.

                  6.       LIMITATION OF ESCROW AGENT'S LIABILITY.

                           (a) The Escrow Agent shall only have those duties as
are expressly set forth in this Agreement, and no implied duties shall be read into this Agreement or the rest of the Escrow Agreement. The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, including in-house counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice or opinion, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent shall not be obligated to take any legal action or other action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with acceptable indemnification.

                           (b) In the event conflicting demands are made or
conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following:

(i) resign so a successor can be appointed pursuant to Section 10 hereof or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and DST and CyberGuard will each pay the Escrow Agent half its costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 6.

                           (c) In no event shall the Escrow Agent be liable for
any indirect, punitive, special or consequential damages, or any amount in excess of the value of the pledged collateral (as of the date of the action or omission giving rise to liability).

                           (d) The Escrow Agent shall in no instance be under
any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. In no event shall the Escrow Agent have any obligation to advance or risk funds.

                           (e) The Escrow Agent shall not be deemed to have
notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

                           (f) All indemnifications in favor of Escrow Agent
contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

                           (g) The Escrow Agent is not responsible for the
recitals appearing in this Agreement or Section 4(c). The recitals and Section 4(c) of this Agreement shall be deemed to be statements and agreements of the other parties to this Agreement.

                           (h) Nothing in this Agreement shall obligate the
Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

                           (i) In no event shall the Escrow Agent have any
liability for any failure or inability of any of the other parties to perform or observe its duties under the Agreement, or by reason of a breach of this Agreement by either of the other parties hereto. In no event shall the Escrow Agent be obligated to take any action against any of the other parties to compel performance hereunder.

                           (j) In the event of any ambiguity or uncertainty
under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its discretion, refrain from taking action, and may retain the pledged collateral until and unless it receives written instruction signed by DST and CyberGuard which eliminates such uncertainty or ambiguity.

                  7. NOTICES. Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or certified or registered mail, or (iii) sent prepaid by fax and receipt thereof is confirmed, in each case to the applicable address set out below:

                     (i)      if to CyberGuard, to:

                              CyberGuard Corporation
                              2000 West Commercial Blvd., Suite #200
                              Ft. Lauderdale, FL 33309
                              Attention:  Terrence A. Zielinski, Chief Financial
                                          Officer
                              Telephone:  (954) 958-3860
                              Facsimile:  (954) 958-3853

                              with a copy to:

                              Brian Foremny, Esq.
                              2425 Hollywood Boulevard
                              Hollywood, FL 33021
                              Telephone:  (954) 927-6888
                              Facsimile:  (954) 927-1994

                     (ii)     if to DST, to:

                              Digital Signature Trust Company
                              One South Main Street, Suite 1452
                              Salt Lake City, Utah 84111
                              Attention:Jon Taylor
                              Telephone:  (801) 594-8250
                              Facsimile:  (801) 594-8178

                              with a copy to:

                              Digital Signature Trust Company
                              One South Main Street, Suite 1452
                              Salt Lake City, Utah 84111
                              Attention: Benjamin Wilson
                              Telephone:  (801) 594-8025
                              Facsimile:  (801) 594-8258

                     (iii)    If to the Escrow Agent, to:

                              Union Bank
                              3850 Coconut Creek Parkway
                              Coconut Creek, FL 33066
                              Attention:  Lynn Stone
                              Telephone:  (954) 977-2702
                              Facsimile:  (954) ________

or to such other address as a party may have furnished to the other parties by written notice given in accordance with this Section 7.

                  Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. As used herein, a "BUSINESS DAY" shall be any day which is not a Saturday, Sunday or federal holiday. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be sent via certified or registered mail, return receipt requested, and shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt; provided that for any notice or other writing required to be delivered to the Escrow Agent, such notice or other writing shall only be deemed delivered when actually received.

                  Any party may from time to time change its address under this
Section 7 by notice to the other parties given in the manner provided by this Section.

                  8. GENERAL.

                           (a) GOVERNING LAW, ASSIGNS. This Agreement will be
governed by and construed in accordance with the internal laws of the State of Florida without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                           (b) COUNTERPARTS. This Agreement may be executed in
two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           (c) ENTIRE AGREEMENT. This Agreement constitutes the
entire understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                           (d) WAIVERS. No waiver by any party hereto of any
condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                  9. INDEMNITY.

                  Each of DST and CyberGuard, jointly and severally, hereby covenants and agrees to indemnify the Escrow Agent, its directors, officers, agents and employees, for, and to defend and hold them harmless from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct or gross negligence. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including, without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

                  10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than ten days following such notice date of when such resignation will take effect. CyberGuard will designate a successor Escrow Agent prior to the expiration of such ten-day period by giving written notice to the Escrow Agent and DST. CyberGuard may appoint a successor Escrow Agent without the consent of DST so long as such successor is a bank (or, in the case of a subsidiary of a bank holding company, its holding company as an institution) with assets of at least $50,000,000, and may appoint any other successor Escrow Agent with the consent of DST, which will not be unreasonably withheld. The Escrow Agent will promptly deliver the Escrow Funds to such designated successor. If no successor Escrow Agent is named by DST and CyberGuard, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

                  11. AMENDMENT. This Agreement may be amended by the written agreement of DST, the Escrow Agent and CyberGuard, provided that, if the Escrow Agent does not agree to an amendment agreed upon by DST and CyberGuard (except an amendment adversely affecting the rights or protections of the Escrow Agent), the Escrow Agent will resign and CyberGuard will appoint a successor Escrow Agent in accordance with Section 10 above.

                  12. DISPUTE RESOLUTION RELATING TO DISPUTES INVOLVING THE ESCROW AGENT. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Funds, or should any claim be made upon such Escrow Funds by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Escrow Funds until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Funds.

                  13. CONSENT TO JURISDICTION AND SERVICE RELATING TO DISPUTES INVOLVING THE ESCROW AGENT. DST and CyberGuard hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of Florida (and of any Federal court located in said state) in connection with any actions or proceedings brought against DST and CyberGuard by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, DST and CyberGuard hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to DST and CyberGuard, as the case may be, as their respective addresses in accordance with Section 7 hereof.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

DIGITAL SIGNATURE TRUST                           CYBERGUARD CORPORATION

By:                                               By:
   ----------------------------------                ---------------------------


Title:                                            Title:
      -------------------------------                   ------------------------



UNION BANK, As Escrow Agent



By:
   ----------------------------------

Print Name:
           --------------------------


                                SIGNATURE PAGE TO
                                ESCROW AGREEMENT